Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement No. 333-121364 on Form S-8 of our report dated June 23, 2015 relating to the financial statements and financial statement schedule of the Northeast Utilities Service Company 401k Plan, appearing in this Annual Report on Form 11-K of Northeast Utilities Service Company 401k Plan for the years ended December 31, 2014 and 2013.

By:  /s/ Fiondella, Milone & LaSaracina LLP

Glastonbury, Connecticut

June 23, 2015